Exhibit 10.3

SECOND AMENDMENT TO THE

A. H. BELO CORPORATION

2017 INCENTIVE COMPENSATION PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the A. H. Belo 2017 Incentive Compensation Plan, as amended from time to time (the “Plan”), has been adopted by A. H. Belo Corporation, a Texas corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS, Section 18(a) of the Plan provides that the board of directors of the Company (the “Board”) or the Compensation Committee of the Board may amend the Plan from time to time without the consent of any Participant, other holder or beneficiary of an Award, or any other person;

WHEREAS, the Board now desires to amend the Plan to eliminate the annual equity grant made to Directors; and

WHEREAS, the Board has determined that the Second Amendment shall be made effective as of December 10, 2018  (the “Amendment Effective Date”).

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, as set forth below:

1.Section 12 of the Plan shall be, and it hereby is, amended and restated to read in its entirety as follows:

“Section 12:  Reserved.”

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the Company has executed this Second Amendment, effective as of the Amendment Effective Date.

COMPANY:

A. H. BELO CORPORATION,
a Texas corporation

By:	/s/ Christine E. Larkin

Its:	Senior Vice President/General Counsel & Secretary